Exhibit 16

PricewaterhouseCoopers

PricewaterhouseCoopers LLP
1420 Fifth Avenue, Suite 1900
Seattle, WA  98101
Telephone (206) 398-3000

May 9, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Commissioners:

We have read the statements made by Tully’s Coffee Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated May 5, 2003.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP